Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

- BY AND AMONG -

SOLOMON TECHNOLOGIES, INC.

(the “Company”)

AND

THE PERSONS LISTED AS INVESTORS IN EXHIBIT 2.1

(the “Investors”)

APRIL 15, 2004

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated April 15, 2004, by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”), and each of the persons listed in Exhibit 2.1 (each an “Investor” and collectively the “Investors”).

PREAMBLE

WHEREAS, the Investors are willing to purchase, and the Company is willing to sell, on the terms contained in this Agreement, Series A Preferred Stock of the Company having the characteristics set forth in the Restated Certificate attached as Exhibit 1.1(a) and warrants having the characteristics set forth in the certificate attached as Exhibit 1.1(b); and

WHEREAS, the Company is offering to other investors to purchase up to 2,000,000 shares of Series A Preferred Stock pursuant to the terms as set forth in that Confidential Private Placement Memorandum dated March 12. 2004 (the “Memorandum”).

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

ARTICLE I

DEFINED TERMS

1.1 Definitions. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Closing” and “Closing Date” mean the consummation of the Company’s sale and the Investors’ purchase of the Series A Preferred Stock and the Warrants, and the date on which the same occurs or occurred.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the $0.001 par value common stock of the Company.

“Designated Representative” means Woodlaken LLC, a Connecticut limited liability company.

“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of a Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“General Release” means the General Release of All Claims by and among by and among Pinetree, the Company and Town Creek Industries, Inc., a Maryland corporation and wholly owned subsidiary of the Company, annexed hereto as Exhibit 1.1(c).

“Hazardous Substance” means any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof.

“Key Employee” means any executive-level employee (including division director and Vice President level positions) as well as any employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in Section 3.12).

“Knowledge” shall mean and include (a) actual knowledge of the Person, including, as to the Company, the actual knowledge of any of the executive officers of the Company and (b) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization.

“Pinetree” shall mean Pinetree (Barbados) Inc., a corporation organized under the laws of Barbados.

“Pinetree Note” shall mean the Convertible Promissory Note in the original principal amount of $572,490.22 issued by the Company dated July 31, 2003, as amended December 12, 2003.

“Restated Certificate” means the Amended and Restated Certificate of Designation establishing the rights, privileges and preferences of the Series A Preferred Stock annexed hereto as Exhibit 1.1(a).

“Series A Preferred Stock” means the $0.001 par value cumulative convertible preferred stock, Series A of Solomon Technologies, Inc. having the characteristics set forth in the Restated Certificate.

“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, Stockholders’ Agreement, Employment Agreement, Escrow Agreement, Exchange Agreement, all Employee Confidentiality and Noncompetition Agreements and any other agreements, instruments or documents entered into in connection with this Agreement.

“Warrants” means the common stock purchase warrants having such terms as set forth in the Certificate annexed hereto as Exhibit 1.1(b).

Additional defined terms are found in the body of this Agreement.

1.2 Interpretation. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words “herein,” “hereof,” “hereunder,” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection. Exhibits are incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference.

ARTICLE II

PURCHASE AND SALE TERMS

2.1 Purchase and Sale. Subject to the terms of this Agreement, the Company shall issue and sell to the Investors and each Investor shall purchase from the Company at the Closing the number of shares of Series A Preferred Stock and Warrants at the aggregate purchase price set forth opposite its name in Exhibit 2.1. The obligation of each Investor to purchase is several and not joint. The Investors designated as “Cash Investors” on Exhibit 2.1 shall deliver on or before the Closing Date the aggregate purchase price for such Investor in good and available funds. The Investors designated as “Exchange Investors” on Exhibit 2.1 shall be deemed to have delivered at the Closing certificates of shares of preferred stock and warrants (collectively the “Outstanding Securities”), as such terms are used in the Company’s Confidential Private Placement Memorandum dated January 18, 2004, as set forth in Exhibit 2.1, or, as to Pinetree shall deliver at the Closing the original Pinetree Note for cancellation and the General Release.

2.2 Transfer Legends and Restrictions. The transfer of the shares of Series A Preferred Stock and Warrants and the Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants will be “restricted securities” as such term is defined under Rule 144 of the 1933 Act. Each certificate evidencing the shares of Series A Preferred Stock and Warrants and the Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, including any certificate issued to any transferee thereof, shall be imprinted with legends in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE OFFER AND SALE OF SUCH SECURITIES UNDER THE 1933 ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule annexed hereto, the Company represents and warrants to the Investors, at and as of the Closing that:

3.1 Organization, Good Standing, Corporate Power and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2 Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a) 25,000,000 shares of Common Stock, 4,925,484 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock and no shares of Series A Preferred Stock in its treasury.

(b) 5,000,000 shares of Preferred Stock, of which 1,625,000 shares have been designated Series A, of which 35,000 are issued and outstanding immediately prior to the Closing.

(c) Immediately prior to the Closing, the Restated Certificate will be filed with the Delaware Secretary of State and the rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Restated Certificate and as provided by the general corporation law of the State of Delaware.

(d) Except for the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock.

3.3 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and the other Transaction Agreements, and to issue the Series A Preferred Stock at the Closing and the Common Stock issuable upon conversion of the Series A Preferred Stock, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of the Company under this Agreement and the other Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement and each other Transaction Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4 Valid Issuance of Series A Preferred Stock. The Series A Preferred Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or any other Transaction Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor. Assuming the accuracy of the representations of the Investors in Article IV of this Agreement and subject to the filings described in Section 3.5 below, the Series A Preferred Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by an Investor. Based in part upon the representations of the Investors in Section 4 of this Agreement and their continued status as “accredited investors”, and subject to Section 3.5 below, the Common Stock issuable upon conversion of the Series A Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

3.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investors in Article IV of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the 1933 Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.6 Agreements; Actions. Except for this Agreement, or as disclosed in the SEC Documents (as defined in Section 3.9), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries, (iii) the grant-of-rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s or any of its Subsidiaries’ exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons that the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this Section. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.7 Conflicts of Interest. Except as disclosed in the SEC Documents:

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common

Stock, in each instance, approved by the Board of Directors, there are no agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of the Company’s officers, directors, or Key Employees, or any Affiliate thereof.

(b) Neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or any of its Subsidiaries or, (ii) to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Company and its Subsidiaries. To the Company’s Knowledge, none of the Company’s or any of its Subsidiaries’ directors, officers or employees or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with the Company or any of its Subsidiaries. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or any of its Subsidiaries’ major business relationship partners, service providers, joint venture partners, licensees and competitors.

3.8 Rights of Registration and Voting Rights. Except as disclosed in the SEC Documents, or as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s Knowledge, except as contemplated in the Stockholders’ Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.9 SEC Documents; Financial Statements. Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the 1933 Act and 1934 Act (the “SEC Documents”). The term SEC Documents shall also include the Memorandum. The Company has delivered to the Designated Representative, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since December 31, 2003, except as disclosed in the SEC Documents, there has not been: (i) any change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect; (iii) any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it; (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (v) any material change to a material contract or agreement by which the Company or any of its Subsidiaries or any of their assets is bound or subject; (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; (vii) any resignation or termination of employment of any officer or Key Employee of the Company or any of its Subsidiaries; (viii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries, with respect to any of their respective material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or any of its Subsidiaries’ ownership or use of such property or assets; (ix) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (x) any declaration, setting aside or payment or other distribution in respect of any of the Company’s or any of its Subsidiaries’ capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any of its Subsidiaries; (xi) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect; (xii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its Subsidiaries; (xiii) to the Company’s Knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s or any of its Subsidiaries’ industries generally, that could reasonably be expected to result in a Material Adverse Effect; or (xiv) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 3.9.

3.10 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

3.11 No Default. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company or any of its Subsidiaries, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company or any of its Subsidiaries under the Company’s Certificate of Incorporation, bylaws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or any of its Subsidiaries or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or their respective properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

3.12 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (such rights are collectively referred to herein as the “Company Intellectual Property”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. The Company and its Subsidiaries do not have any Knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

3.13 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the Knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company’s or any of its Subsidiaries’ employees is a member of a union and the Company and its Subsidiaries believe that their relations with their employees are good. To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement or any other Transaction Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a Material Adverse Effect. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. To the Company’s Knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. The SEC Documents set forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

3.14 Environmental Laws. The Company and its Subsidiaries are (i) in compliance with any and all applicable Environmental Laws (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. Except as could not reasonably be expected to have a Material Adverse Effect (a) there has been no release or to the Company’s Knowledge threatened release of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (b) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published US, federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (c) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Investors true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

3.15 Title. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries has good and marketable title to their respective properties and assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company and its Subsidiaries taken as a whole. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance with such leases.

3.16 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Materially Adverse Effect .

3.17 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of defaults or proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.18 No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

3.19 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or to the Company’s Knowledge, threatened, against or affecting the Company or any of its Subsidiaries, or any officer, director or Key Employee, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.20 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.21 Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors represents and warrants, as to itself only, to the Company, at and as of the Closing that:

4.1 Power and Authority. Such Investor has full power and authority and, if not an individual Investor, has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement, and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments.

4.2 Organization and Authorization. The Investor, if not an individual, is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

4.3 Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

4.4 Investment Purpose. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

4.5 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act. The information provided by the Investor in the Investor Questionnaire, in the form of which is set forth as Exhibit 4.5, is true and correct as of the Closing.

4.6 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

4.7 Ownership and Status of Exchange Investors’ Securities. The Investor, if an Exchange Investor, (a) is the record and beneficial owner of the Outstanding Securities set forth opposite the Exchange Investor’s name in Exhibit 2.1, free and clear of all liens, claims and encumbrances, and (b) has sole dispositive authority over the Outstanding Securities set forth opposite the Exchange Investor’s name in Exhibit 2.1.

4.8 Ownership and Status of Pinetree’ Note. Pinetree (a) is the record and beneficial owner of the Pinetree Note, free and clear of all liens, claims and encumbrances, and (b) has sole dispositive authority over the Pinetree Note.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Accounts and Reports. The Company shall furnish to the Designated Representative copies of the following certificates, filings and reports:

(a) 1934 Act Filings. Within five (5) business days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any other reports filed pursuant to the 1934 Act.

(b) Monthly Financial Statements. Within 15 days after the end of each month, copies of the Company’s comparative statements of income and cash flow and unaudited, consolidated balance sheet as of the end of such month, which shall include a comparison to monthly budgets.

(d) Forecasts. As soon as available, but in no event later than the start of each fiscal year, monthly financial forecasts which shall include projected balance sheets, cash flows statements and profit and loss statements.

(e) Other Information. Upon the reasonable request of the Designated Representative, the Company will deliver to the Designated Representative other information and data, not proprietary in nature (in the good-faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable laws and any contracts of the Company with third persons. The Company will permit any person designated by the Designated Representative in writing, at the expense of such Designated Representative, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances, and accounts with the Company’s officers or directors, all at such reasonable times and as often as the Designated Representative may reasonably request, all in a manner consistent with the reasonable security and confidentiality needs of the Company, provided that the Company shall be under no such obligation (i) with respect to information deemed in good faith by the Company to be proprietary or (ii) if the Company’s board of directors reasonably believes such visit, inspection, or discussion would violate applicable laws or any contract with third persons.

(f) Non-Disclosure of Non-Public Information. The Company shall not disclose non-public information, and nothing herein shall require the Company to disclose non-public information, to the Designated Representative, or its advisors or representatives, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Designated Representative, or its advisors and representatives, with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Designated Representative and its advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Designated Representative.

(g) Regulation FD Confidentiality. The Designated Representative and each other Investor or their respective advisors and representatives who receive material nonpublic information acknowledge and agree that the Company is specifically relying upon Rule 100(b)(2)(ii) of Regulation FD in providing such information to the Designated Representative or such Investor or their respective advisors or representatives and that the Designated Representative and each Investor, on behalf of itself and its advisors or representatives, will not use such information in violation of United States securities laws, purchase or sell any of the Company’s securities, and keep such information in confidence, until such time as the Company makes public such material nonpublic information in accordance with the United States securities laws.

5.2 Listing of Common Stock. The Company shall maintain the Common Stock’s authorization for quotation on the National Association of Securities Dealers Inc.’s Over the Counter Bulletin Board.

5.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the 1934 Act, will file in a timely manner all reports and other documents required of it as a reporting company under the 1934 Act and will not take any action or file any document (whether or not permitted by 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said 1934 Act.

5.4 Noncompetition and Proprietary Rights. The Company shall cause each person who is or becomes an employee of, or consultant to, the Company and who shall have access to confidential or proprietary information of the Company, to execute an agreement relating to matters of noncompetition, nondisclosure and assignment of proprietary rights.

5.5 Key-Man Insurance. The Company shall purchase and maintain life and disability insurance policies on the persons and in the benefit amounts set forth in Exhibit 5.5 hereto. The Company shall be the beneficiary of all such policies.

5.6 Liability Insurance. The Company will maintain in full force and effect a policy or policies of standard comprehensive general liability insurance underwritten by a U.S. insurance company insuring its properties and business against such losses and risks, and in such amounts as are adequate for its business and as are customarily carried by entities of similar size engaged in the same or similar business. Such policies shall include property loss insurance policies, with extended coverage, sufficient in amount to allow the replacement of any of its tangible properties, which might be damaged or destroyed by the risks or perils normally, covered by such policies.

5.7 Taxes and Assessments. The Company will pay and discharge and will cause each of its Subsidiaries to pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against the Company or any of its Subsidiaries, or any of their respective properties, and all other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the financial condition of the Company or any of its Subsidiaries, or the loss of any right of redemption from any sale thereunder and (b) the Company or any of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto.

5.8 Maintenance of Corporate Existence. The Company will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

5.9 Governmental Consents. The Company will obtain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business.

5.10 Counsel Fees and Expenses. The Company agrees to reimburse the reasonable fees and expenses of Pepe & Hazard, LLP, special counsel for the Investors up to a maximum amount of $75,000, including $10,000 (the “Expense Deposit”) which was previously delivered to such counsel by the Company.

5.11 Regulation D Filings. The Company will file on a timely basis all notices of sale required to be filed with the Commission pursuant to Regulation D under the 1933 Act with respect to the transactions contemplated by this Agreement and simultaneously furnish copies of each report of sale to the Designated Representative.

5.12 Waiver. Any violation of an affirmative or negative covenant of the Company may be waived prospectively or retrospectively in a given instance by the Designated Representative, but such waiver shall operate only with respect to the particular violation specified in the waiver.

5.13 Observer Rights.

(a) General. The Company shall (i) permit any authorized representative of Pinetree to attend all meetings of the Board of Directors of the Company, (ii) provide such representative with such notice of and other information with respect to such meetings as are delivered to the directors of the Company, and (iii) notify such representative of the taking of any written action by the Board of Directors of the Company in lieu of a meeting thereof.

(b) Regulation FD Confidentiality. Pinetree and its authorized representative, and their advisors, who receive material nonpublic information acknowledge and agree that the Company is specifically relying upon Rule 100(b)(2)(ii) of Regulation FD in providing such information to such representative and that Pinetree, on behalf of itself and such representative and their advisors, will not use such information in violation of United States securities laws, purchase or sell any of the Company’s securities, and keep such information in confidence, until such time as the Company makes public such material nonpublic information in accordance with the United States securities laws.

(c) Termination of Observer Rights. Pinetree may terminate its right under this Section 5.13(a) at any time by notice to the Company; provided, however, the obligation of confidentiality under Section 5.13(b) shall survive with respect to information delivered under Section 5.13(a) prior to the Company’s receipt of the notice of termination.

5.14 Termination of Covenants. The covenants of the Company contained in this Section shall terminate, and be of no further force or effect, when less than 65,000 shares of Series A Preferred Stock are outstanding.

ARTICLE VI

THE CLOSING AND CLOSING CONDITIONS

6.1 The Closing. The purchase and sale of the Series A Preferred Stock shall take place at the Closing to be held at the offices of Tarter Krinsky & Drogin LLP, New York, New York. The Closing shall occur on April 19, 2004, or at such other date not later than April 30, 2004, as the Company and the Designated Representative may designate.

6.2 Investors’ Closing Conditions. The obligation of each Investor to purchase the Series A Preferred Stock and the Warrants at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing, any of which may be waived by the Designated Representative:

(a) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

(b) Board of Directors. As of the Closing, the authorized size of the Board shall be five (5) and the Board shall be comprised of David E. Tether, and one other current member of the Board. The Designated Representative shall have the right to appoint another three members (in accordance with the Restated Certificate).

(c) Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

(d) Trading Market for Common Stock. A public trading market shall be established for the common stock of the Company, which commenced trading on February 24, 2004 under the symbol “SOLM”.

(e) Issuance of Series A Preferred Stock and Warrants. The Company shall have duly issued and delivered certificates to each of the Investors for the number of shares of the Series A Preferred Stock and Warrants purchased by such Investor as provided in Exhibit 2.1.

(f) Legal Opinion from Counsel for the Company. The Investors shall have received from Tarter Krinsky & Drogin LLP, counsel for the Company, a favorable opinion satisfactory to the Designated Representative, dated the Closing Date, which opinion shall be substantially in the form of set forth in Exhibit 6.2(f).

(g) Opinion of Patent Counsel. The Designated Representative shall have received from Reed Smith, patent counsel to the Company, an opinion addressed to it, dated on or before the Closing Date, in the form and substance satisfactory to the Designated Representative regarding the results of a patent search performed by such counsel.

(h) Certificate of Officer of the Company. The Company shall have delivered to the Investors a certificate of its chief executive and chief financial officer, satisfactory to the Designated Representative, dated the date of the Closing, to the effect that the representations and warranties of the Company are true at and as of the Closing as if made at and as of the Closing, and that each of the conditions in this Section 6.2 has been satisfied.

(i) Registration Rights Agreement. The Company and the Investors shall have duly authorized and executed a Registration Rights Agreement in the form set forth as Exhibit 6.2(i) hereof.

(j) Stockholders’ Agreement. The Company and the Investors shall have duly authorized and executed a Stockholders’ Agreement in the form set forth as Exhibit 6.2(j) hereof.

(k) Employee Documents. Prior to the Closing, each employee of and consultant to the Company shall have executed an Employee Confidentiality and Noncompetition Agreement in the form set forth as Exhibit 6.2(k) hereof.

(l) Employment Agreement. Prior to the Closing, David E. Tether and the Company shall have executed an Employment Agreement in the form set forth as Exhibit 6.2(l) hereof.

(m) Escrow Agreement. Prior to the Closing, the Company, the Designated Representative and Wachovia Bank shall have executed the Escrow Agreement in the form set forth as Exhibit 6.2(m) hereof.

(n) Irrevocable Proxies. Prior to the Closing, the Company, each Investor shall have executed and deliver to the Designated Representative the Irrevocable Proxy in the form set forth as Exhibit 6.2(n) hereof.

(o) Supporting Documents. On or prior to the Closing Date, the Designated Representative shall have received copies of the following supporting documents:

(i) a copy of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

(ii) a certificate of good standing certified by the Secretary of State of the State of Delaware; and

(iii) a certificate of the Secretary of the Company, dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements to be executed by the Company under this Agreement, the issuance, sale, and delivery of the Series A Preferred Stock and Warrants, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A) above; and (D) the incumbency and specimen signature of each officer of the Company executing this Agreement and the other agreements to be executed by the Company under this Agreement, the stock certificate or certificates representing the Series A Preferred Stock and Warrants and any certificate or instrument furnished pursuant hereto.

6.3 Company’s Closing Conditions. The obligation of the Company to sell the Series A Preferred Stock and the Warrants at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing, any of which may be waived by the Company:

(a) Receipt of Purchase Price and Outstanding Securities. The Cash Investors have delivered the purchase price as set forth in Exhibit 2.1 in accordance with the Escrow Agreement, the Exchange Investors shall be deemed to have delivered to the Company certificates evidencing the Outstanding Securities and Pinetree shall have delivered the General Release and original Pinetree Note.

(b) Certificate of Officer of the Designated Representative. The Designated Representative shall have delivered to the Company a certificate of its chief executive and chief financial officer satisfactory to the Company, dated the date of the Closing, to the effect that the representations and warranties of the Designated Representative are true at and as of the Closing as if made at and as of the Closing, and that each of the conditions in this Section 6.3 has been satisfied.

(c) Registration Rights Agreement. The Company and the Investors shall have duly authorized and executed a Registration Rights Agreement in the form set forth as Exhibit 6.2(i) hereof.

(d) Stockholders’ Agreement. The Company and the Investors shall have duly authorized and executed a Stockholders’ Agreement in the form set forth as Exhibit 6.2(j) hereof.

(e) Employment Agreement. Prior to the Closing, David E. Tether and the Company shall have executed an Employment Agreement in the form set forth as Exhibit 6.2(l) hereof.

(f) Escrow Agreement. Prior to the Closing, the Company, the Designated Representative and Wachovia Bank shall have shall have executed the Escrow Agreement in the form set forth as Exhibit 6.2(m) hereof.

(g) Board of Directors. As of the Closing, the authorized size of the Board shall be five (5) and the Board shall be comprised of David E. Tether, and one other current member of the Board. The Designated Representative shall have the right to appoint another three members (in accordance with the Restated Certificate).

(h) Supporting Documents. On or prior to the Closing Date, the Company shall have received copies of the following supporting documents:

(i) a copy of the Articles of Organization of the Designated Representative, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Connecticut;

(ii) a certificate of good standing certified by the Secretary of State of the State of Connecticut; and

(iii) a certificate of the Secretary of the Company, dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Operating Agreement of the Designated Representative as in effect on the date of such certification; (B) that attached thereto is a true and correct copy of the resolutions adopted by the managers of the Designated Representative authorizing the execution, delivery and performance of this Agreement and the other agreements to be executed by the Designated Representative under this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Articles of Organization of the Designated Representative has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A) above; and (D) the incumbency and specimen signature of each manager of the Designated Representative executing this Agreement and the other agreements to be executed by the Designated Representative under this Agreement, and any certificate or instrument furnished pursuant hereto.

ARTICLE VII

POWER OF ATTORNEY

7.1 Each Investor (other than Pinetree) hereby makes, constitutes, and appoints the Designated Representative with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge and deliver the (i) the Registration Rights Agreement, (ii) the Stockholders’ Agreement, (iii) the Irrevocable Proxy, and (iv) any and all other documents, agreements, certificates and instruments to be delivered by the Investors at the Closing as contemplated by this Agreement. Each Investor authorizes the Designated Representative to take any further action which the Designated Representative shall consider necessary in connection with any of the foregoing, hereby giving the Designated Representative full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Investor might or could do personally, and hereby ratify and confirm all that any the Designated Representative shall lawfully do, or cause to be done, by virtue thereof or hereof. The power of attorney granted to the Designated Representative pursuant to this Section 7.1 (i) is a special power of attorney coupled with an interest and is irrevocable, and (ii) shall survive and not be affected by the subsequent death, incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of an Investor.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of the Designated Representative and the Company;

(b) by either the Company or the Designated Representative if the Closing shall not have occurred by April 30, 2004, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder.

8.2 Effect of Termination. Except for the obligations of Section 5.1(g) hereof, if this Agreement shall be terminated pursuant to Section 8.1, all obligations, representations and warranties of the parties hereto under the Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to another party and except that in the event that (i) the Designated Representative terminates this Agreement pursuant to Section 8.1(b) above, the Expense Deposit, less any expenses paid or payable by the Designated Representative, shall be returned to the Company, or (ii) the Company terminates this Agreement pursuant to Section 8.1(b) above, the full amount of the Expense Deposit shall be forfeited by the Company and retained by the Designated Representative.

ARTICLE IX

MISCELLANEOUS

9.1 Expenses. Except as provided in this Agreement, the Company and the Investors will each bear their own expenses, including legal fees, in connection with this Agreement.

9.2 Brokerage. Except for a fee of 8.5% payable to First Dunbar Securities Corporation, as more fully set forth in the Memorandum, each party represents that it neither is, nor will be obligated for, any finder’s fee or commission in connection with this transaction. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

9.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.4 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

9.5 Notices. Notices required under this Agreement shall be deemed to have been adequately given if sent by (a) certified mail, return receipt requested, or (b) nationally-recognized overnight courier, to the recipient at its address set forth in Exhibit 9.5 or such other address as such party may from time to time designate in writing.

9.6 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

9.7 Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by the Designated Representative. Each Investor acknowledges that by the operation of this Section 9.7, the Designated Representative will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

9.8 Survival of Agreements, etc. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Investors in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Closing, and any investigation at any time made by or on behalf of any Investor.

9.9 Entire Understanding. This Agreement (including the Exhibits hereto) the Restated Certificate and the Transaction Agreements express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement.

9.10 Assignment; No Third-Party Beneficiaries. This Agreement and the rights hereunder shall not be assignable or transferable by the Investors or the Company except in the case of an Investor, in accordance with the restrictions on transfer set out in this Agreement, or in the case of the Company by operation of law in connection with a merger, consolidation or sale of substantially all the assets of the Company without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as provided in this Section, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

9.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to its principals of conflicts of laws.

9.12 Jurisdiction of Disputes. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein, the parties to this Agreement hereby:

(a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Hartford, State of Connecticut, whether a state or federal court;

(b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in and located in the Hartford, Connecticut;

(c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum.

9.13 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

9.14 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

9.16 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.17 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or any of the agreements referenced herein, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

The Company:
SOLOMON TECHNOLOGIES, INC.

By:	/s/ DAVID E. TETHER
David E. Tether
Chief Executive Officer

Cash Investor:
WOODLAKEN LLC

By:	/s/ GARY LASKOWSKI
Gary Laskowski
Manager

Exchange Investors:

/s/ JOHN H. HOFFORD
John H. Hofford

/s/ ROBERT E. TURNER IV
Robert E. Turner, IV

/s/ DENNIS M. ENGLISH
Dennis M. English

/s/ FRED HALBIG
Fred Halbig

/s/ JOAN HALBIG
Joan Halbig

Graham Family Living Trust;
Joy L. Graham and Gray L Graham, Trustees

By:	/s/ JOY L. GRAHAM
Joy L. Graham
Trustee

By:	/s/ GRAY L. GRAHAM
Gray L. Graham
Trustee

Pinetree (Barbados) Inc.

By:	/s/ DR. J. GORDON MURPHY
Name:	Dr. J. Gordon Murphy
Title:	President

[Schedules and exhibits referenced in the agreement are omitted. A copy of any schedule or exhibit will be furnished supplementally to the Commission upon request.]